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                                                        EXHIBIT 10.9.4



June 30, 1997




Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, California  94547

Attn:  Mr. Ron Hutton

 Re: Amendment No. 4 to Credit Agreement (this "Amendment")

Gentlemen/Ladies:

     We make reference to that certain Credit Agreement, dated as of February 18, 1994, as amended by Amendments dated September 30, 1994,
May 30, 1995 and July 10, 1996, among Bio-Rad Laboratories, Inc. (the "Borrower"), the lenders party thereto (the "Lenders") and The First National Bank of Chicago, as agent (the "Agent") (as further modified, amended, extended or renewed from time to time, the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given thereto in the Agreement.

     The Borrower has requested certain amendments to the Agreement and the Agent and the Lenders have agreed to such amendments on the terms and conditions set forth herein. Therefore, the Borrower, the Lenders and the Agent hereby amend the Agreement as follows:

     1. The definition of "Facility Termination Date" set forth in Article I is amended by deleting "April 30, 1999" and inserting "April 30, 2000" in lieu thereof.

     2. Article I is further amended by deleting the definitions of "Investments", "Senior Funded Debt" and "Subordinated Debt" contained therein.

     3. The second sentence of Section 5.12 is amended to read in its entirety as follows:

           "Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default would have a Material Adverse Effect."

     4. Section 5.19 is deleted in its entirety.

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     5. Section 6.1(iii) is amended to read in its entirety as follows:

           "(iii) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit "C" hereto signed by its chief financial officer or treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof."

     6. Section 6.19 is deleted in its entirety and the following is inserted in lieu thereof:

            "6.19. [Intentionally Omitted.]"

     7. Section 6.22 is deleted in its entirety and compliance with said
        Section is waived for the period preceding the date of this Amendment.

     8. Schedule 1-B to the Agreement is deleted in its entirety.

     Except for the amendments herein contained, the terms, conditions and covenants of the Agreement remain in full force and effect and are hereby ratified and confirmed.

     In order to induce the Lenders to enter into this Amendment, the Borrower represents and warrants to the Lenders that no Default or Unmatured Default exists and the representations and warranties set forth in Article V of the Agreement, as amended hereby, are true and correct on and as of the date hereof as if made on the date hereof.

     This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national banks.

     This Amendment shall become effective as of the date first above written upon the Agent's receipt of the following:

     (i) counterparts of this Amendment duly executed by the Borrower and each of the Lenders;

     (ii) a copy, certified by the Secretary or an Assistant Secretary of the Borrower, of the Borrower's Board of Director's resolutions authorizing the execution of this Amendment; and

     (iii) an incumbency certificate, executed by the Secretary or an Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign this Amendment and to make borrowings thereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

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     This Amendment may be executed in any number of counterparts, all of which taken together shall constitute an agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.


                        BIO-RAD LABORATORIES, INC.

                        By:      /s/ Ronald W. Hutton
                        Title:   Treasurer

                        THE FIRST NATIONAL BANK OF CHICAGO,
                           Individually and as Agent

                        By:      /s/ Mark A. Isley
                        Title:   First Vice President

                        UNION BANK OF CALIFORNIA, N.A.

                        By:      /s/ John C. Lee
                        Title:   Assistant Vice President

                        BANQUE NATIONALE DE PARIS

                        By:      /s/ Debra H. Wright
                        Title:   Vice President

                        By:      /s/ Stephane Ronze
                        Title:   Assistant Vice President

                        ABN AMRO BANK N.V.

                        By:      /s/ Gina M. Brusatori
                        Title:   Vice President

                        By:      /s/ Dianne D. Barkley
                        Title:   Group Vice President